______________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ___
_______________________________________________________

MUFG UNION BANK, N.A.
(Exact name of Trustee as specified in its charter)

94-0304228
I.R.S. Employer Identification No.

1251 Avenue of the Americas New York, New York	10020
(Address of principal executive offices)	(Zip Code)

General Counsel
MUFG Union Bank, N.A.
1251 Avenue of the Americas
New York, New York 10020
(212) 782-4009
(Name, address and telephone number of agent for service)

Takeda Yakuhin Kogyo Kabushiki Kaisha
(Exact name of registrant as specified in its charter)

Takeda Pharmaceutical Company Limited
(Translation of registrant’s name into English)

Japan	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Costa Saroukos 1-1, Nihonbashi-Honcho 2-Chome Chuo-ku, Tokyo 103-8668, Japan
(Address of Principal Executive Offices)	(Zip Code)

3.800% Senior Notes due 2020
4.000% Senior Notes due 2021
4.400% Senior Notes due 2023
5.000% Senior Notes due 2028
(Title of the indenture securities)
______________________________________________________________________________

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None.

Items 3-15	Items 3-15 are not applicable.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee now in effect. *

2. A copy of the certificate of corporate existence of the Trustee. **

3.    A copy of the certificate of corporate existence and fiduciary powers of the Trustee. **

4.    A copy of the existing By-Laws of the Trustee, or instruments corresponding thereto. *

5.    A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.

6.    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.    A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

8.    A copy of any order pursuant to which the foreign Trustee is authorized to act as sole Trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939. Not applicable.

9.    Foreign trustees are required to file a consent to service process of Form F-X [§269.5 of this chapter]. Not applicable.

*    Incorporated by reference to the exhibit of the same number to the Trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3ASR dated November 6, 2015 of file number 333-207870.

**    Incorporated by reference to the exhibit of the same number to the Trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3 dated July 30, 2013 of file number 333-190256.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, MUFG Union Bank, N. A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 18th day of July, 2019.

MUFG Union Bank, N.A.

By: /s/ Marion Zinowski
----------------------------------
     Marion Zinowski
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT

July 18, 2019

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of the form of indenture between Takeda Yakuhin Kogyo Kabushiki Kaisha and MUFG Union Bank, N.A. (the Trustee), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

MUFG Union Bank, N.A.

By: /s/ Marion Zinowski
____________________
Marion Zinowski
Vice President

MUFG Union Bank, N.A.
Legal Title of Bank
FDIC Certificate Number: 22826

FFIEC 031
Page 17 of 91
RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2019

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin[1]			0081	1,956,794	1.a.
b. Interest-bearing balances[2]			0071	7,796,638	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)[3]			JJ34	9,854,833	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	15,466,016	2.b.
c. Equity securities with readily determinable fair values not held for trading[4]			JA22	9,804	2.c.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold in domestic offices		RCON	B987	0	3.a.
b. Securities purchased under agreements to resell[5,6]		RCFD	B989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			RCFD		
a. Loans and leases held for sale			5369	674,438	4.a.
b. Loans and leases, held for investment	B528	86,935,683			4.b.
c. LESS: Allowance for loan and lease losses[7]	3123	500,585			4.c.
d. Loans and leases, held for investment, net of allowance (item 4.b minus 4.c)			B529	86,435,098	4.d.
5. Trading assets (from Schedule RC-D)			3545	1,082,257	5.
6. Premises and fixed assets (including capitalized leases)			2145	1,195,140	6.
7. Other real estate owned (from Schedule RC-M)			2150	1,014	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	171,655	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets (from Schedule RC-M)			2143	3,692,042	10.
11. Other assets (from Schedule RC-F)[6]			2160	5,176,132	11.
12. Total assets (sum of items 1 through 11)			2170	133,511,861	12.

1 Includes cash items in process of collection and unposted debits.

2 Includes time certificates of deposit not held for trading.

3 **Institutions that have adopted ASU 2016-13 should report in item 2.a, amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule RI-B, Part II, item 7, column B.**

4 Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

5 Includes all securities resale agreements, regardless of maturity.

6 **Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.**

7 **Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.**

06/2019

MUFG Union Bank, N.A.
Legal Title of Bank
FDIC Certificate Number: 22826

FFIEC 031
Page 18 of 91
RC-2

Schedule RC—Continued

Dollar Amounts in Thousands					
Liabilities			RCON	Amount	
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)			2200	95,511,894	13.a.
(1) Noninterest-bearing[1]	RCON 6631	32,269,856			13.a.(1)
(2) Interest-bearing	RCON 6636	63,242,038			13.a.(2)
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, Part II)			RCFN 2200	0	13.b.
(1) Noninterest-bearing	RCFN 6631				13.b.(1)
(2) Interest-bearing	RCFN 6636				13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased in domestic offices[2]		RCON	B993	0	14.a.
b. Securities sold under agreements to repurchase[3]		RCFD	B995	0	14.b.
15. Trading liabilities (from Schedule RC-D)		RCFD	3548	277,466	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			RCFD 3190	19,872,254	16.
17. and 18. Not applicable					
19. Subordinated notes and debentures[4]			3200	0	19.
20. Other liabilities (from Schedule RC-G)			2930	1,633,338	20.
21. Total liabilities (sum of items 13 through 20)			2948	117,294,952	21.
22. Not applicable					
Equity Capital					
Bank Equity Capital					
23. Perpetual preferred stock and related surplus			3838	0	23.
24. Common stock			3230	604,577	24.
25. Surplus (exclude all surplus related to preferred stock)			3839	9,835,155	25.
26. a. Retained earnings			3632	6,653,062	26.a.
b. Accumulated other comprehensive income[5]			B530	-938,637	26.b.
c. Other equity capital components[6]			A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)			3210	16,154,157	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries			3000	62,752	27.b.
28. Total equity capital (sum of items 27.a and 27.b)			G105	16,216,909	28.
29. Total liabilities and equity capital (sum of items 21 and 28)			3300	133,511,861	29.

1 Includes noninterest-bearing demand, time, and savings deposits.
2 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
3 Includes all securities repurchase agreements, regardless of maturity.
4 Includes limited-life preferred stock and related surplus.
5 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments
6 Includes treasury stock and unearned Employee Stock Ownership Plan shares.

03/2019

MUFG Union Bank, N.A.
Legal Title of Bank
FDIC Certificate Number: 22826

FFIEC 031
Page 18 of 91
RC-2

Schedule RC—Continued

Memoranda

To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during *2018*	RCFD 6724	Number •	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution.

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

2. Bank's fiscal year-end date (report the date in MMDD format)	RCON 8678	Date •	M.2.

03/2019